CONFIDENTIAL

January 6, 2012

Mr. Ryan Poelman
THREADPOINT, LLC
MANAGED MEDIA GROUP, LLC
24881 Alicia Parkway Suite E #310
Laguna Hills, CA 92653

Dear Ryan:

The purpose of this letter (this “Letter Agreement”) is to set forth our preliminary understanding with respect to the terms and conditions of a proposed acquisition (the “Acquisition”) by Webxu, Inc. (“Webxu”) of Threadpoint, LLC and its affiliated company Managed Media Group, LLC (collectively referred to as, the “Company”, and insofar as their operations are concerned, collectively the “Business”).The Company is at times referred to individually as a “Seller Party” and collectively as the “Seller Parties.”  The Seller Party and Webxu are at times referred to collectively as the “Parties” or individually as a “Party.” Capitalized terms not defined herein shall have the meanings assigned to such terms in the term sheet attached hereto as Exhibit A (the “Term Sheet”).

1)  Terms of Acquisition; Closing

The Term Sheet reflects the principal terms and conditions of the Acquisition and the transactions contemplated thereby (collectively, the “Transaction”). The Transaction is subject to the negotiation and the execution of a mutually acceptable definitive purchase agreement (the “Purchase Agreement”), the related agreements contemplated by the Term Sheet and other necessary actions and documentation with respect to the Acquisition (the “Ancillary Agreements,” and together with the Purchase Agreement, the “Definitive Agreements”).

Webxu’s obligation to execute into the Definitive Agreements will be subject to the completion, to Webxu’s satisfaction in its sole discretion, of a due diligence review of the assets, liabilities, operations, business, and property of the Business by Webxu and its attorneys, accountants and other representatives.

In addition, Webxu’s obligation to enter into Definitive Agreements or to consummate the Transaction will be subject to the absence of any material adverse change in the assets, liabilities, operations, business, property or prospects of the Business through the date of the closing.

In the event Webxu elects, in its sole discretion, not to proceed with the Acquisition (as a result of its due diligence review, the occurrence of a material adverse change or otherwise in its sole discretion) Webxu may terminate this Letter Agreement by notifying the Company in writing of its intention not to proceed with the Acquisition.

2)  Access; Confidentiality; Publicity

a)  The Company agrees to provide Webxu with all requested information related to the Business and access to the Company’s mutually agreed personnel necessary or beneficial for consideration of the Acquisition and the Transaction, and will permit Webxu’s accounting, legal and other representatives to conduct its due diligence investigation and evaluation of the Business.

 Mailing Address: 3435 Ocean Park Blvd., Suite 107-282, Santa Monica, CA 90405
(310) 807-1765   www.webxu.com

CONFIDENTIAL

b)  Except as required to comply with applicable law, the existence and terms and conditions of this Letter Agreement and the Term Sheet are strictly confidential and may not be disclosed to anyone other than to the directors, officers and advisors of the Company or Webxu, as the case may be, who have fiduciary or legal responsibilities or are under confidentiality agreements to such Party to keep all such information confidential, without your prior consent. Following the closing of the Acquisition, Webxu and the Company may issue a mutually satisfactory joint press release with respect to the Acquisition.

3)  Exclusive Dealing

Unless and until negotiations between the Parties are terminated in accordance with the last sentence of this Section 3 or otherwise as provided herein, from the date of execution of this Letter Agreement by the Company, none of the Company or its directors, officers, employees, affiliates, members, managers, representatives, agents, or stockholders, shall, directly or indirectly, (i) enter into any sale, lease, pledge, transfer or other disposition of all or any significant part of the assets of the Company, or enter into a merger, consolidation or other acquisition proposal involving the Company, or enter into any transaction similar to the foregoing in format or purpose with any party other than Webxu; or (ii) enter into any transaction outside the ordinary course of business that would impede the transaction; or (iii) encourage, solicit, discuss, provide any information to or negotiate with any party, other than Webxu, to do any of the foregoing set forth in (i) and (ii) above (each such transaction, a “Proposed Acquisition Transaction”). During the period of exclusivity set forth herein, the Seller Parties will promptly notify Webxu if any discussions or negotiations are sought to be initiated by a third party, or a bonafide offer is made by a third party with respect to any Proposed Acquisition Transaction, and the Seller Parties shall notify Webxu of the general terms of any offer which they may receive in respect of any such Proposed Acquisition Transaction. If, notwithstanding the Parties’ good faith negotiations, the Parties fail to enter into Definitive Agreements within ninety (90) days from the date of this Letter Agreement, either or both of the Seller Parties or Webxu may terminate this Letter Agreement for any reason by notifying the other Parties of such termination in writing; provided, however, that the obligations of the Parties with respect to the confidentiality and other provisions set forth herein shall survive such termination and, further provided, however, that such termination shall not relieve either Party of its obligations with respect to any breach of the terms of this Letter Agreement occurring prior to such termination.

4)  Effect of Letter Agreement

It is understood and agreed that this Letter Agreement constitutes only a statement of the Parties’ mutual intentions with respect to the Transaction. Accordingly, each Party acknowledges and agrees that this Letter Agreement does not contain all matters upon which agreement must be reached in order to consummate the Transaction and does not constitute a binding agreement or commitment for the Transaction. A binding agreement with respect to the Transaction will result only upon the negotiation, execution and delivery of a definitive Purchase Agreement and any Ancillary Agreements, and the Parties specifically covenant and agree that no person shall bring any claim against any other person based upon this Letter Agreement as a result of a failure to agree on or enter into such Definitive Agreements or for any other reason related to the Transaction other than pursuant to definitive executed and delivered agreements entered into subsequent to this Letter Agreement. Notwithstanding the foregoing, Sections 2, 3, 4, 5, 6 and 7 of this Letter Agreement are intended to reflect legally binding obligations of the Parties. No other legally binding obligations of any Party will be created, implied or inferred from this Letter Agreement and any further obligations or commitments will be contained only in the Definitive Agreements if and when executed.

 Mailing Address: 3435 Ocean Park Blvd., Suite 107-282, Santa Monica, CA 90405
(310) 807-1765   www.webxu.com

CONFIDENTIAL

5)  Authorization

The Company represents and warrants to Webxu that its Board of Directors has duly authorized and approved this Letter Agreement and the Transaction.

6)  Counterparts

This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Letter Agreement by facsimile shall be effective as delivery of a manually-executed counterpart of this Letter Agreement.

7)  Governing Law

This Letter Agreement will be governed by the laws of the State of California, without giving effect to conflicts of laws principles of such jurisdiction.

[Signature Page Follows]

 Mailing Address: 3435 Ocean Park Blvd., Suite 107-282, Santa Monica, CA 90405
(310) 807-1765   www.webxu.com

CONFIDENTIAL

If this Letter Agreement reflects our agreement, please so indicate by executing this Letter Agreement in the space provided below and return it to us no later than 5:00 p.m. P.D.T. January 8, 2012. If we do not receive your countersignature by such date, the proposal made in this Letter Agreement shall be automatically withdrawn.

Very truly yours,

WEBXU, INC.

/s/ Matt Hill
MATT HILL
CEO

Accepted and agreed to:

THREADPOINT, LLC

/s/ Ryan Poelman
Ryan Poelman

MANAGED MEDIA GROUP, LLC

/s/ Ryan Poelman
Ryan Poelman

 Mailing Address: 3435 Ocean Park Blvd., Suite 107-282, Santa Monica, CA 90405
(310) 807-1765   www.webxu.com

CONFIDENTIAL

EXHIBIT A

MEMORANDUM OF TERMS
FOR THE ACQUISITION OF
THREADPOINT, LLC AND
MANAGED MEDIA GROUP, LLC

Total Consideration:

Upfront Consideration:  The following consideration for the Acquisition shall be payable on the closing date (collectively, the “Upfront Consideration”):

CASH:  $12,000,000 upfront payable as follows:

•	$5,000,000 in the form of a 6 month note with terms TBD
•	$4,000,000 in the form of a 12 month note with terms TBD
•	$3,000,000 in the form of an 18 month note with terms TBD

COMMON STOCK:   3,000,000 common shares at closing

WARRANTS:   3,000,000 warrants at $1/share

Additional Consideration:

CASH OR STOCK:

•	For the first 12 months from closing (the “First Measurement Period”), any Additional Consideration shall be calculated as follows:

If the Net Income on a GAAP basis for the Company for the first twelve (12) months from closing is equal to or greater than $5,000,000, then the Seller Parties shall earn Additional Consideration of $5,000,000.

•	For the second 12 months from closing (the “Second Measurement Period”), any Additional Consideration shall be calculated as follows:

If the Net Income on a GAAP basis for the Company for the second twelve (12) months from closing is equal to or greater than $5,000,000, then the Seller Parties shall earn Additional Consideration of $5,000,000.

Additional Terms:

•	The Seller Parties will retire all debt associated with the Company prior to the Acquisition.

 Mailing Address: 3435 Ocean Park Blvd., Suite 107-282, Santa Monica, CA 90405
(310) 807-1765   www.webxu.com

CONFIDENTIAL

•
To the extent that it is applicable, and upon mutual agreement with the Seller Parties, Webxu and its affiliates can offer programs, marketing strategies, relationships to further the business post closing that may contribute to performance during the measurement period, and beyond.

•	All Seller Financing will be subordinate or pari-passu to Debt Financing that Webxu has procured in association with this transaction.

•	The Parties shall each be responsible for payment of their own legal expenses.

•	As a condition of closing, Webxu will require an independent audit of Seller’s business. Seller is responsible to pay for the cost of this independent audit.

•
As a condition of closing, if Webxu acquires an entire entity, Webxu will require conversion of seller entity to a Delaware C Corporation, if it is not.  Seller is responsible to pay for all corporate conversion costs.

No Assumption of Liabilities:

Except for liabilities arising after the closing date under assumed contracts, Webxu will not assume any liabilities of the Company.

Employment Agreements:

On the closing date, Rob Nicolosi, Matt Lyson, Garrett Poelman and any key management identified by Seller, will enter into employment agreements with Webxu, which will include customary non-competition, non-solicitation provisions and stock option agreements.

Non-competition:

The Purchase Agreement (or an Ancillary Agreement) will contain non-compete and non-solicitation covenants binding the Company and its owners and management, and their respective affiliates customary for transactions of this type and covering a period of two years commencing with the closing date.

Securities Law Matters:

The Company will confirm that any Company executive who may receive a portion of the Common Stock is an accredited investor, as that term is used in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

 Mailing Address: 3435 Ocean Park Blvd., Suite 107-282, Santa Monica, CA 90405
(310) 807-1765   www.webxu.com